EXHIBIT 10.2

THIRD AMENDMENT TO
SERIES 2009-VFC1 SUPPLEMENT

This THIRD AMENDMENT TO SERIES 2009-VFC1 SUPPLEMENT, dated as of September 30, 2011 (this “Amendment”) is made among World Financial Network Bank, a Delaware state bank (“WFN”), as Servicer (“Servicer”), WFN Credit Company, LLC, a Delaware limited liability company (“WFN Credit”), as Transferor (“Transferor”) and Union Bank, N.A. (formerly known as Union Bank of California, N.A., successor in interest to JPMorgan Chase Bank, N.A.), not in its individual capacity but solely as Trustee (“Trustee”) under the Amended and Restated Pooling and Servicing Agreement, dated as of January 30, 1998, as amended and restated as of September 28, 2001 (as further amended as of April 7, 2004, March 23, 2005, October 26, 2007, March 30, 2010, and September 30, 2011 and as modified by a Trust Combination Agreement dated as of April 26, 2005, and as further amended, restated and otherwise modified from time to time, the “Agreement”).  Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Agreement, as supplemented by that certain Series 2009-VFC1 Supplement, dated as of March 31, 2009, among the Servicer, the Transferor and the Trustee (as amended as of March 30, 2010 and June 15, 2011, the “Series Supplement”).

Background

A.           The parties hereto have entered into the Agreement and the Series Supplement.

B.           The parties hereto wish to amend the Series Supplement as set forth in this Amendment.

Agreement

1.           Amendment of the Series Supplement.  Section 2 of the Series Supplement is hereby amended by deleting the definitions of “Class A Controlled Amortization Amount”, “Class A Maximum Amount”, “Class B Maximum Funded Amount”, “Class M Maximum Funded Amount” and “Merchant Bankruptcy” in their entirety and replacing each respective definition with the following in the correct alphabetical order:

“Class A Controlled Amortization Amount” means for any Transfer Date with respect to the Controlled Amortization Period, the Class A Invested Amount as of the close of business on the last day of the Revolving Period divided by twelve.

“Class A Maximum Funded Amount” means $330,000,000, as such amount may be increased or decreased from time to time pursuant to Section 6 of this Series Supplement.

“Class B Maximum Funded Amount” means $26,000,000, as such amount may be increased or decreased from time to time pursuant to Section 6 of this Series Supplement.

1	Third Amendment to Series 2009 VFC1 Series Supplement

“Class M Maximum Funded Amount” means $44,000,000, as such amount may be increased or decreased from time to time pursuant to Section 6 of this Series Supplement.

“Merchant Bankruptcy” means the failure of a Merchant generally to, or admit in writing its inability to, pay its debts as they become due; or any proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Merchant in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceedings shall continue undismissed or unstayed and in effect for a period of 60 consecutive days or any of the actions sought in such proceeding shall occur; or any commencement by a Merchant of a voluntary case under any Debtor Relief Law, or such Merchant’s consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of a taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official for any substantial part of its property, or any general assignment for the benefit of creditors; or any Merchant or any Affiliate of such Merchant shall have taken any corporate action in furtherance of any of the foregoing actions with respect to such Merchant; provided, however, that the confirmation of a Chapter 11 Plan under a Debtor Relief Law for a Merchant shall no longer be a Merchant Bankruptcy for such Merchant upon the occurrence of the effective date of such Chapter 11 Plan.  For purposes of this definition, a “Chapter 11 Plan” shall mean a plan filed and confirmed pursuant to the provisions of Chapter 11 of the United Stated Bankruptcy Code (11 U.S.C. §§ 101 et. seq.) but shall exclude a Chapter 11 Plan under which the Merchant liquidates all of its assets and discontinues operations.

2.           Payment of Interest on the Class A Certificates.  Notwithstanding anything to the contrary in Section 4.11 of the Agreement, on the date hereof, accrued interest on the Class A Certificate held by Barclays Bank PLC shall be payable to Barclays Bank PLC, as Class A Funding Agent.  The Servicer shall instruct the Trustee to withdraw funds from the Finance Charge Account on the date hereof in an amount equal to all interest accrued on the Class A Certificate held by Barclays Bank PLC through (but excluding) the date hereof and to pay such amount to Barclays Bank PLC.

3.           Binding Effect; Ratification.  (a) This Amendment shall become effective, as of the date first set forth above, when (i) counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns, (ii) the Series 2009-VFC1 Investor Holders shall have given their written consent pursuant to Section 17(c) of the Series Supplement, (iii) the Class M Holders shall have (x) given their consent to the increase of the Class M Maximum Funded Amount required by Section 6(b) of the Series Supplement and (y) funded a Class M Incremental Funding in the amount of such increase pursuant to the terms of Section 2.03 of the Class M Certificate Purchase Agreement and (iv) the Class B Holders shall have given their consent to the reduction of the Class B Maximum Funded Amount required pursuant to Section 6(c) of the Series Supplement.

2	Third Amendment to Series 2009 VFC1 Series Supplement

(b)              On and after the execution and delivery hereof, this Amendment shall be a part of the Series Supplement and each reference in the Series Supplement to “this Series Supplement” or “hereof”, “hereunder” or words of like import, and each reference in any other Transaction Document to the Series Supplement shall mean and be a reference to such Series Supplement as amended hereby.

(c)              Except as expressly amended hereby, the Series Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

4.           Miscellaneous.  (a)  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

(b)           Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)           This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Counterparts of this Amendment may be delivered by facsimile or electronic transmission.

(d)           The Trustee shall not be responsible for the validity or sufficiency of this Amendment, nor for the recitals contained herein.

[Signature Page Follows]

3	Third Amendment to Series 2009 VFC1 Series Supplement

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL NETWORK BANK,
as Servicer

By:	/s/ Daniel T. Groomes
Name:	Daniel T. Groomes
Title:	President

WFN CREDIT COMPANY, LLC,
as Transferor

By:	/s/ Ronald C. Reed
Name:	Ronald C. Reed
Title:	Treasurer

UNION BANK, N.A.,
not in its individual capacity, but solely as Trustee

By:	/s/ Eva Aryeetey
Name:	Eva Aryeetey
Title:	Vice President

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